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                                                                      EXHIBIT 11
                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                                           QUARTER ENDED               SIX MONTHS ENDED
                                                                            DECEMBER 31                  DECEMBER 31
                                                                     --------------------------   --------------------------
                                                                         1997          1996           1997          1996
                                                                     ------------   -----------   ------------   -----------
BASIC:
SHARES OUTSTANDING:
 Weighted average common shares outstanding                           10,826,724     8,389,427     10,701,143     8,281,579
                                                                     ===========    ==========    ===========    ==========

NET INCOME (LOSS):
 Net income (loss) as reported                                       $   756,000    $1,843,000    $ 1,154,000    $1,991,000
 Dividends, Class B convertible preferred stock, Series C                (91,000)      (91,000)      (181,000)     (181,000)
 Dividends, Class B convertible preferred stock, Series 1996             (38,000)          n/a        (75,000)          n/a
 Dividends, Class B convertible preferred stock, Series 1997             (56,000)          n/a        (57,000)          n/a
 Dividends, Class B convertible preferred stock, Series 1997-A           (90,000)          n/a        (91,000)          n/a
                                                                     -----------    ----------    -----------    ----------
   NET INCOME AVAILABLE TO COMMON
     SHAREHOLDERS-BEFORE EXTRAORDINARY ITEM                              481,000     1,752,000        750,000     1,810,000
   Extraordinary item                                                          0             0     (3,574,000)            0
                                                                     -----------    ----------    -----------    ----------
   NET INCOME (LOSS), EPS CALCULATION                                $   481,000    $1,752,000    $(2,824,000)   $1,810,000
                                                                     ===========    ==========    ===========    ==========
NET INCOME (LOSS) PER SHARE:
 Before extraordinary item                                           $      0.04    $     0.21    $      0.07    $     0.22
 Extraordinary item                                                         0.00          0.00          (0.33)         0.00
                                                                     -----------    ----------    -----------    ----------
 Net income (loss) per share                                         $      0.04    $     0.21    $     (0.26)   $     0.22
                                                                     ===========    ==========    ===========    ==========

DILUTED:
SHARES OUTSTANDING:
 Weighted average common shares outstanding                           10,839,072     8,389,427     10,722,242     8,281,579
 Class B convertible preferred stock, Series C                                 0     1,424,860              0     1,424,860
 Class B convertible preferred stock, Series 1996                      1,000,000           n/a              0           n/a
 Class B convertible preferred stock, Series 1997                              0           n/a              0           n/a
 Dilutive effect of stock options and warrants                         1,550,645        17,486      1,694,364        66,298
                                                                     -----------    ----------    -----------    ----------
   TOTAL COMMON AND DILUTIVE
   COMMON EQUIVALENT SHARES                                           13,389,717     9,831,773     12,416,606     9,772,737
                                                                     ===========    ==========    ===========    ==========

NET INCOME (LOSS):
 Net income (loss), basic calculation                                $   481,000    $1,752,000    $   750,000    $1,810,000
 Dividends, Class B convertible preferred stock, Series C                      0        91,000              0       181,000
 Dividends, Class B convertible preferred stock, Series 1996              38,000           n/a              0           n/a
 Dividends, Class B convertible preferred stock, Series 1997                   0           n/a              0           n/a
 Dividends, Class B convertible preferred stock, Series 1997-A                 0           n/a              0           n/a
                                                                     -----------    ----------    -----------    ----------
   NET INCOME AVAILABLE TO COMMON
     SHAREHOLDERS-BEFORE EXTRAORDINARY ITEM                              519,000     1,843,000        750,000     1,991,000
   Extraordinary item                                                          0             0     (3,574,000)            0
                                                                     -----------    ----------    -----------    ----------
   NET INCOME (LOSS), EPS CALCULATION                                $   519,000    $1,843,000    $(2,824,000)   $1,991,000
                                                                     ===========    ==========    ===========    ==========

NET INCOME (LOSS) PER SHARE:
 Before extraordinary item                                           $      0.04    $     0.19    $      0.06    $     0.20
 Extraordinary item                                                         0.00          0.00          (0.29)         0.00
                                                                     -----------    ----------    -----------    ----------
 Net income (loss) per share                                         $      0.04    $     0.19    $     (0.23)   $     0.20
                                                                     ===========    ==========    ===========    ==========
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